UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2016

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
125 North Drive, Westborough, MA 01581
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code    (508) 870-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 NONRELIANCE ON A PREVIOUSLY ISSUED FINANCIAL STATEMENT OR A RELEATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Kopin Corporation (the “Company”) issued a press release on November 8, 2016, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which the Company today announced that, based upon preliminary findings, it has discovered instances in which an employee at one of its majority-owned foreign subsidiaries appears to have embezzled money from the Company. The Company is currently performing an investigation of the matter. The Company believes, based upon preliminary findings, that the impact of the potential theft will not be material to its previously filed financial statements as of December 26, 2015 and for the six month period ended June 25, 2016. However, the Company has not completed its investigation and is currently assessing the impact the finding might have had upon the Company’s historical financial statements. Accordingly, until such time as the Company completes its review, investors should not rely upon the Company’s financial statements that have been included in the Company’s SEC filings.

The Audit Committee of the Board of Directors and management have discussed the embezzlement and the preliminary results of the forensic investigation with our independent accountants.

Certain statements included in Item 4.02 of this Current Report on Form 8-K, which are not historical facts, are forwardlooking statements. Such forward looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this Current Report. These forward looking statements represent our current expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the SEC.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Press Release dated November 8, 2016, entitled, “KOPIN REPORTS DELAY IN FILING FORM 10-Q FOR PERIOD ENDED SEPTEMBER 24, 2016”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated:	November 8, 2016	By:	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated November 8, 2016, entitled, “KOPIN REPORTS DELAY IN FILING FORM 10-Q FOR PERIOD ENDING SEPTEMBER 24, 2016”